Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

September 26, 2023

Flewber Global Inc.

1411 Broadway, 38th Floor

New York, NY 10028

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Flewber Global Inc. a Delaware corporation (the “Company”), in a public offering (the “Offering”) pursuant to the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 19, 2023 (as may be amended from time to time, the “Registration Statement”) relating to the offering by the Company of units (the “Units”) consisting of (a) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) Common Stock Warrants (the “Common Warrants”) to purchase shares of Common Stock (the “Common Warrant Shares”, each Common Warrant is exercisable for one Common Warrant Share). The Registration Statement also relates to the issuance by the Company of warrants (the “Representative’s Warrants” and, together with Common Warrants, the “Warrants”) to purchase shares of Common Stock (the “Representative’s Warrant Shares” and, together and the Common Warrant Shares, the “Warrant Shares”) issuable to Maxim Group LLC or its designees as representative of the several underwriters in the Offering. The Shares, Warrants and Warrant Shares are being registered pursuant to the Registration Statement and we understand that the Shares, Warrants and Warrant Shares are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”). The Registration Statement also relates to (i) Shares and/or Common Warrants (and the Common Warrant Shares issuable upon the exercise of such Common Warrants) and (ii) Representative’s Warrants (and Representative’s Warrant Shares issuable upon the exercise of such Representative’s Warrants), in each case issuable upon the over-allotment option (the “Over-Allotment Option”) granted by the Company to the Representative solely to cover over-allotments, if any. The Registration Statement relates to a proposed maximum offering price of $17,750,250, including all securities issuable in connection with the Over-Allotment Option. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

The securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC. on behalf of themselves and as representative to the several underwriters to be named therein.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including: (i) the Registration Statement, including the exhibits filed therewith; (ii) the Prospectus; (iii) the Company’s Second Amended and Restated Certificate of Incorporation, a copy of which has been filed as Exhibit 3.1 to the Registration Statement; (iv) the Company’s Form of Third Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, which will become effective at the effective time of the Registration Statement; (v) the Company’s Bylaws, filed as Exhibit 3.3 to the Registration Statement; (vi) the Company’s Form of Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, which will become effective at the effective time of the Registration Statement; (vii) the form of Underwriting Agreement, (viii) the form of Common Warrant; (ix) the form of Representative’s Warrant, and (x) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Warrants following the date hereof will be issued for not less than par value. We express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, the Company may cause such Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued.

Based on the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act and when issued and sold as contemplated by the Registration Statement, the Units will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant.

2. Common Stock. When the Registration Statement becomes effective under the Act and when issued and sold as contemplated by the Registration Statement, the Shares including any Shares issued pursuant to the Over-Allotment Option, will be validly issued, fully paid and non-assessable.

3. Common Warrants. When the Registration Statement becomes effective under the Act and when the Common Warrants are issued and sold, as contemplated by the Registration Statement, such Common Warrants, including any Common Warrants issued pursuant to the Over-Allotment Option, will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Common Warrants.

4. Representative’s Warrants. When the Registration Statement becomes effective under the Act and when the Representative’s Warrants are issued and sold, as contemplated by the Registration Statement, including any Representative’s Warrants issued pursuant to the Over-Allotment Option, such Representative’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrants.

5. Warrant Shares. When the Registration Statement becomes effective under the Act and when the Warrant Shares are issued and sold in accordance with the terms of the Warrants as contemplated by the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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